NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Investor Inquiries	Media

	StemCells, Inc. Megan Meloni (650) 475-3105	Russo Partners Ian Stone (619) 528-2220 David Schull (212) 845-4271

STEMCELLS, INC. INITIATES WORLD’S FIRST NEURAL STEM CELL TRIAL
IN SPINAL CORD INJURY

PALO ALTO, Calif., March 14, 2011 – StemCells, Inc. (NASDAQ: STEM) announced today the initiation of a Phase I/II clinical trial of its proprietary HuCNS-SC® human neural stem cells in chronic spinal cord injury. This trial is now open for enrollment, and will accrue patients with both complete and incomplete degrees of paralysis who are three to 12 months post-injury. The trial is being conducted in Switzerland at the Balgrist University Hospital, University of Zurich, a world leading medical center for spinal cord injury and rehabilitation, and is being led by Armin Curt, MD, Professor and Chairman, Spinal Cord Injury Center at the University of Zurich, and Medical Director of the Paraplegic Center at the Balgrist University Hospital.

Dr. Curt stated, “The launch of this trial is truly a landmark event for the field of spinal cord injury research. For patients facing a lifetime of paralysis, the prospect that neural stem cell transplantation may one day help restore some degree of function offers new hope. What is particularly exciting to me is the innovative design of this trial. Within the setting of one trial, we will progress from the most severely injured to less severely injured. In addition to our primary focus on assessing safety, the design of the trial will afford a very real near-term opportunity to observe possible benefits to the patient, which may include improved sensation, motor function, bowel or bladder function. I am extremely pleased to be involved in a study that is breaking barriers in the search for a treatment that could lead to improved quality of life for injured patients.”

Stephen Huhn, MD, FACS, FAAP, Vice President and Head of the CNS Program at StemCells, Inc., added, “Dr. Curt is an internationally renowned expert in spinal cord injury, and we look forward to working with him and his team of experienced investigators at Balgrist. Our HuCNS-SC cells have shown significant promise in preclinical studies for restoring lost motor function, and we are excited to take this important first step toward our goal of developing a neural stem cell therapy that could offer similar benefits for patients living with paralysis. We plan to enroll the first cohort of patients with complete injury this year, and will then transition to patients with incomplete injuries early next year.”

About the Trial

The trial is designed to assess both safety and preliminary efficacy. The trial will enroll 12 patients with thoracic (chest-level) spinal cord injury who have a neurological injury level of T2-T11, and will include both complete and incomplete injuries as classified by the American Spinal Injury Association (ASIA) Impairment Scale. The first cohort will be patients classified as ASIA A, or patients who have what is considered to be a “complete” injury, or no movement or feeling below the level of the injury. The second cohort will progress to patients classified as ASIA B, or patients with some degree of feeling below the injury. The third cohort will consist of patients classified as ASIA C, or patients with some degree of movement below the injury. In addition to assessing safety, the trial will measure defined clinical endpoints, such as changes in sensation, motor, and bowel/bladder function. All patients will receive HuCNS-SC cells through direct transplantation into the spinal cord, and will be temporarily immunosuppressed. Following transplantation, the patients will be evaluated regularly over a 12-month period in order to monitor and evaluate the safety and tolerability of the HuCNS-SC cells, the surgery and the immunosuppression, and to measure any recovery of neurological function below the injury site. As the Company intends to follow the effects of this therapy long-term, a separate four-year observational study will be initiated at the conclusion of this trial. For information on patient enrollment, interested parties may contact the study nurse either by phone at +41 44 386 39 01, or by email at stemcells.pz@balgrist.ch.

Additional information about the Company’s spinal cord injury program can be found on the StemCells, Inc. website at http://www.stemcellsinc.com/Therapeutic-Programs/Clinical-Trials.htm and at http://www.stemcellsinc.com/Therapeutic-Programs/Spinal-Cord-Injury.htm, including video interviews with Company executives and independent collaborators.

About Chronic Spinal Cord Injury

Chronic spinal cord injury is characterized as a continuum of time after injury, which starts when inflammation has stabilized and behavioral recovery is reaching a plateau. The chronic phase typically does not set in until several months following the injury. To date, treatment approaches for neural repair and regeneration have generally targeted the acute and sub-acute time points, which are considered to be hours or days following injury. Restoring some degree of function for patients at later time points beyond the acute recovery phase could have a transformative impact on the field as there are no effective treatment options for these patients today. StemCells hopes to address a broad population of spinal cord-injured patients by opening the window of opportunity for therapeutic intervention to months or longer post-injury, and by targeting a wide range of injury levels and degrees of impairment.

About HuCNS-SC Cells

StemCells’ lead product candidate, HuCNS-SC cells, is a highly purified composition of human neural stem cells that are expanded and stored as banks of cells. The Company’s preclinical research has shown that HuCNS-SC cells can be directly transplanted in the central nervous system (CNS) with no sign of tumor formation or adverse effects. Because the transplanted HuCNS-SC cells have been shown to engraft and survive long-term, this suggests the possibility of a durable clinical effect following a single transplantation. StemCells believes that HuCNS-SC cells may have broad therapeutic application for many diseases and disorders of the CNS, and to date has demonstrated human safety data from completed and ongoing studies of these cells in two fatal brain disorders in children.

About Balgrist University Hospital

Balgrist University Hospital (www.balgrist.ch) is recognized worldwide as a highly specialized, leading center of excellence providing examination, treatment and rehabilitation opportunities to patients with serious musculoskeletal conditions. The clinic owes its first-rate international reputation to its unique combination of specialized medical services. The hospital’s carefully-balanced, interdisciplinary network brings together medical specialties ranging from orthopedics, paraplegiology, radiology and anesthesiology to rheumatology and physical medicine under one roof.

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. In its therapeutic product development programs, StemCells is targeting disorders of the central nervous system and the liver. StemCells’ lead product candidate, HuCNS-SC® cells (purified human neural stem cells), is currently in clinical development for spinal cord injury and two fatal neurodegenerative disorders in children, and in preclinical development for retinal disorders such as age-related macular degeneration. StemCells also markets stem cell research products, including media and reagents, under the SC Proven® brand, and is developing stem cell-based assay platforms for use in pharmaceutical research, drug discovery and drug development. Further information about StemCells is available at http://www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the prospect of retaining continued authorization to conduct a clinical trial in Switzerland in chronic spinal cord injury; the prospect and timing associated with enrolling the first cohort of patients with complete injury in 2011, and then transitioning to patients with incomplete injuries in 2012; the potential of the Company’s HuCNS-SC product candidate to restore lost motor function; the potential of the Company’s HuCNS-SC cells to treat spinal cord injury and other central nervous system disorders; and the future business operations of the Company, including its ability to conduct clinical trials as well as its other research and product development efforts. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to demonstrate the safety and efficacy of the Company’s HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether the FDA or other applicable regulatory agencies will permit the Company to continue clinical testing in PMD, NCL or in future clinical trials of proposed therapies for other diseases or conditions given the novel and unproven nature of the Company’s technologies; uncertainties regarding the ability of preclinical research, including research in animal models, to accurately predict success or failure in clinical trials; uncertainties regarding the Company’s ability to recruit the patients required to conduct this clinical trial or to obtain meaningful results; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding the Company’s ability to commercialize a therapeutic product and its ability to successfully compete with other products on the market; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and in its subsequent reports on Form 10-Q and Form 8-K.

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